UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 30, 2018 (July 25, 2018)

SYNCHRONOSS TECHNOLOGIES, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-52049	06-1594540
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Crossing Boulevard, 8th Floor Bridgewater, New Jersey	08807
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (866) 620-3940

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.                                        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) Appointment of Director

On July 25, 2018, the Board of Directors (the “Board”) of Synchronoss Technologies, Inc. (the “Company”), based upon the recommendation of the Nominating and Corporate Governance Committee of the Board, elected Kristin S. Rinne, age 64, to serve as a Class II director, with her initial term expiring at the Company’s 2020 annual meeting of stockholders or until her successor is duly elected and qualified.  Ms. Rinne was appointed to fill a vacancy on the Board by a majority of the other directors in office pursuant to the Company’s amended and restated bylaws.

Ms. Rinne, who retired from AT&T in 2014, brought early leadership in deploying GSM technology in the United States, setting the stage for the success of the 3GPP family of technologies. While with AT&T, she served many roles, including heading the company’s network technologies organization. A “Women in Technology” Hall-of-Famer, as well as a member of the “Wireless Hall of Fame,” Rinne formerly held the posts of vice president of technology strategy for SBC Wireless and managing director of operations at Southwestern Bell Mobile Services. Her contributions to the industry also include serving as chairperson of the Board of Governors at 3G Americas, LLC, and the Alliance for Telecommunications Industry Solutions (ATIS). Ms. Rinne is a non-profit board member of Curing Kids Cancer and the Washburn University Foundation and Wycliffe Associates, was named among Fierce Wireless’ “Top 10 Most Influential Women in Wireless” list years 2011 through 2014, and holds a bachelor’s degree from Washburn University.

In connection with her election to the Board, pursuant to the Company’s compensation program for outside directors, Ms. Rinne was granted an option to purchase 30,000 shares of the Company’s common stock at an exercise price $5.48, the closing price of the Company’s common stock on the OTC Markets on July 25, 2018. Such option will vest and become exercisable with respect to one third of the option shares after each year of service. Ms. Rinne will also receive a $50,000 annual retainer for her service on the Board. In addition, Ms. Rinne will be eligible to receive, upon the conclusion of each annual meeting of stockholders beginning in 2019, equity awards with an aggregate grant date fair value of $200,000, 60% in restricted shares and 40% in the form of a stock option, each vesting and becoming exercisable with respect to one third of the equity award after each year of service.  The non-employee director compensation program is described in further detail in the Company’s Annual Report on Form 10-K/A, which was filed with the SEC on July 9, 2018.  Ms. Rinne and the Company have entered into an indemnification agreement requiring the Company to indemnify Ms. Rinne to the fullest extent permitted under Delaware law with respect to her service as a director. The indemnification agreement was in substantially the form entered into with the Company’s other directors and executive officers. This form is filed as Exhibit 10.1 to Synchronoss’ Registration Statement on Form S-1/A (SEC File No. 333-132080), as filed with the SEC on May 9, 2006.  There is no arrangement or understanding between Ms. Rinne and any other person pursuant to which Ms. Rinne was appointed as a director.  Further, Ms. Rinne does not have any family relationships or related party transactions that are required to be disclosed.  The Board has determined that Ms. Rinne is an independent director in accordance with applicable rules of the SEC and Nasdaq.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 30, 2018	SYNCHRONOSS TECHNOLOGIES, INC.

	By:	/s/ Lawrence R. Irving
		Name:	Lawrence R. Irving
		Title:	Chief Financial Officer